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EXHIBIT 11 - STATEMENT Re: COMPUTATION OF EARNINGS PER SHARE

                                                Three months ended March 31,
                                                2000                    1999
                                      -----------------------------------------------
                                           (in thousands, except per share data)
   Basic:
   Net income                                     $ 4,019                  $ 5,245
   Average shares outstanding                      16,875                   16,820

   Basic EPS                                      $  0.24                  $  0.31
                                      ===============================================

   Diluted:
   Net income                                     $ 4,019                  $ 5,245

   Average shares outstanding                      16,875                   16,820
   Effect of dilutive securities:
     Contingently issuable stock                        -                        5
                                      -----------------------------------------------
   Totals                                          16,875                   16,825

   Diluted EPS                                    $  0.24                  $  0.31
                                      ===============================================

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